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                                                                  Exhibit (8)(d)

            ASSIGNMENT OF AND AMENDMENT #1 TO PARTICIPATION AGREEMENT
                                      AMONG

                       AIM VARIABLE INSURANCE FUNDS, INC.

                             AIM DISTRIBUTORS, INC.

                     SECURITY EQUITY LIFE INSURANCE COMPANY

                                       and

                             COVA LIFE SALES COMPANY

      WHEREAS, SECURITY EQUITY LIFE INSURANCE COMPANY (the "Company"), AIM VARIABLE INSURANCE FUNDS, INC. (the "Fund"), AIM DISTRIBUTORS, INC., ("AIM") and COVA LIFE SALES COMPANY ("COVA") have previously entered into a Participation Agreement effective October 12, 1999 (the "Agreement"); and

      WHEREAS COVA was merged into MetLife Investors Distribution Company on May 1, 2001 and its rights and obligations under the Agreement were assumed by MetLife Investors Distribution Company ("MetLife Investors").

      WHEREAS, the Company has agreed to merge with and into Metropolitan Life Insurance Company, a New York corporation with its principal place of business at One Madison Avenue, New York, New York 10010 ("MetLife"); and

      WHEREAS, by operation of law as a result of the merger, MetLife will assume ownership of the assets in the Company's segregated asset accounts, identified in Schedule A to the Agreement (the "Accounts"), and will assume all of the Company's liabilities and obligations under the variable life insurance policies and variable annuity contracts issued by the Company and the Accounts; and

      WHEREAS, the Company desires to assign, and MetLife desires to assume, all of the Company's interests, rights and obligations under the Agreement; and

      WHEREAS, Section 8 of the Agreement provides generally that the Agreement may not be assigned without the prior written consent of the parties; and

      WHEREAS, the parties wish to amend and restate Schedule A of the Agreement;

      NOW, THEREFORE, the parties hereto agree to the following:
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1. The Company, the Fund, Aim and MetLife Investors consent to the assignment to
MetLife of all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

2. MetLife agrees to assume all of the Company's interests, rights and obligations under the Agreement, effective as of the date the Company merges with and into MetLife.

3. The Agreement is amended so that each reference to "Security Equity Life Insurance Company" or "the Company" is now a reference to MetLife.

4. Schedule A is amended in its entirety, as attached hereto and incorporated herein.

5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF we have set our hands as of the ________ day of _____________, 2003.

SECURITY EQUITY LIFE                METROPOLITAN LIFE INSURANCE
INSURANCE COMPANY                   COMPANY


By:  ____________________________   By:______________________________
Name:                               Name:
Title:                              Title:

AIM VARIABLE INSURANCE              AIM DISTRIBUTORS, INC.
FUNDS, INC.

By:  ____________________________   By: _____________________________
Name:                               Name:
Title:                              Title:

METLIFE INVESTORS DISTRIBUTION
COMPANY

By: _____________________________
Name:
Title:
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                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

      -     AIM VARIABLE INSURANCE FUNDS, INC.

            AIM V.I. Capital Appreciation Fund
            AIM V.I. Diversified Income Fund
            AIM V.I. Core Equity Fund
            AIM V.I. Government Securities Fund
            AIM V.I. International Growth Fund
            AIM V.I. Money Market Fund
            AIM V.I. New Technology Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

      -     Security Equity Separate Account 26

      -     Security Equity Separate Account 27

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

      -     GT Global Allocator, Form No. 6090006